U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   FORM 8-K


                  Current REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 1997




                              SONEX RESEARCH, INC.



              (Exact name of registrant as specified in Charter)


   Maryland                           0-14465                    52-1188993

  (State or other                 (Commision file             (IRS employer
  jurisdiction of                     number)               identification no.)
   incorporation)


                        23 Hudson Street, Annapolis, MD, 21401

                       (Address of principal executive offices)


                                   (410) 266-5556

                 (Registrant's telephone number, including area code)



                                        N/A

            (Former name or former address, if changed since last report)


                                      - 1 -

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                        SONEX RESEARCH, INC. FORM 8-K


                             ITEM 5. - Other Events



Amendments to outstanding warrants
----------------------------------

         On February 28, 1997, Sonex Research, Inc. (the "Company") sent a notice to the holders of all of its outstanding warrants to purchase shares of the Company's $.01 par value common stock (the "Common Stock") of proposed amendments to such warrants. These amendments were offered because the Company was unable to complete a planned registration of the Common Stock issuable upon the exercise of the warrants.

         The warrants, all of which had original expiration dates five years from the date of issuance, were issued in private financings that took place in February 1992, June 1994, June 1995 and December 1995. The proposed amendments include, in various combinations, extensions of the expiration dates, reductions in the exercise prices, provisions for cashless exercise, and provisions for "piggy-back" registration rights. Attached hereto as Exhibit 1 is a schedule summarizing the number and exercise prices of the warrants outstanding as of February 28, 1997 both as originally issued and as amended assuming all of the holders agree to the Company's proposals.

         The amendments for the warrants issued in February 1992 were proposed in connection with the current $250,000 equity investment described in the following section.



Equity investment and amendments to February 1992 Warrants
----------------------------------------------------------

         On February 24, 1997, the Company accepted a $250,000 equity investment proposal from Proactive Partners, L.P. and certain of its affiliates (collectively referred to as "Proactive"). Proactive are the largest beneficial owners of the Company's Common Stock by virtue of their holdings of convertible Preferred Stock and Common Stock purchase warrants. Two of the general partners of Proactive are directors of the Company.

         In exchange for the $250,000 investment, Proactive will receive 333,333 shares of Common Stock and five-year warrants to purchase 166,666 shares of Common Stock at an exercise price of $.75 per share, along with a number of amendments to warrants to purchase Common Stock issued by the Company to Proactive and other investors in February 1992 (the "February 1992 Warrants") in connection with the sale of $2 million of convertible Preferred Stock (the "Preferred Stock Investment"). In early February 1997 the Company extended the expiration date of the February 1992 Warrants, originally set for February 12, 1997, through March 15, 1997.

         Pursuant to its February 1992 purchase of $1,525,000 of convertible Preferred Stock, Proactive received February 1992 Warrants to purchase a total of 4,357,142 shares of Common Stock, 50% of which were exercisable at $1.00 per share and 50% of which were exercisable at $1.50 per share. These warrants acquired by Proactive represent 76.25% of the total of the February 1992 Warrants originally issued to purchasers of the convertible Preferred Stock. The remaining February 1992 Warrants to purchase an additional 1,357,144 shares of Common Stock that were issued in connection with the purchase of Preferred Stock were acquired by three other directors of the Company and five other investors not affiliated with either Proactive or the

                                    1

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Company.  Proactive also received  additional February 1992 Warrants to purchase
543,571 shares of Common Stock at $.35 per share, 271,786 shares at $1.00 per share, and 271,785 shares at $1.50 per share, for investment advisory services provided in connection with the Preferred Stock Investment.

         Under the terms of this new investment, Proactive will receive the following amendments to their February 1992 Warrants:

     o   extension of the expiration dates through February 12, 2000;

     o reduction of the exercise prices of warrants originally exercisable at $1.00 and $1.50 per share to $.75 per share, with a reduction in the number of shares of Common Stock purchaseable pursuant to these warrants of 25% for the warrants originally exercisable at $1.00 and 50% for the warrants originally exercisable at $1.50;

     o extension of registration rights with respect to the shares of Common Stock purchaseable upon exercise of these warrants until February 12, 2000.

         The Company also will accept additional investments from the other February 1992 investors on these same terms in amounts proportional to the original investments made in February 1992. Such additional investments, which must be tendered by March 15, 1997, could result in additional cash proceeds to the Company of up to $77,869. Any of these other investors who decline to make a new investment will nevertheless be offered an extension of the expiration date of their warrants to December 31, 1997 and the choice to exercise their warrants on a cashless basis.

         The terms of the investment by Proactive and the related amendments to the February 1992 Warrants, including the amendments proposed to holders of these warrants other than Proactive, were approved by the affirmative vote of a majority of the directors of the Company who do not own or have a personal financial interest in the February 1992 Warrants or in the new Proactive investment.

         Information  with respect to the February 1992 Warrants in the attached
Exhibit 1 assumes that all of the investors other than Proactive will make additional cash investments on a pro-rata basis and obtain the related amendments to their February 1992 Warrants.



Exercise of stock options by directors
--------------------------------------

         In January 1997, two directors of the Company, Mr. Lawrence H. Hyde and Mr. Nuno Brandolini, exercised options to purchase 105,000 and 30,000 shares, respectively, of Common Stock at $.50 per share, yielding total proceeds to the Company of $67,500. Neither Mr. Hyde nor Mr. Brandolini has any affiliation with Proactive or any personal financial interest in the February 1992 Warrants.

                                        2

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                                                                       EXHIBIT 1

                              SONEX RESEARCH, INC.
                         SUMMARY OF WARRANTS OUTSTANDING
                                FEBRUARY 28, 1997


 Month           Before amendments                After amendments
issued      Price   # of shares   Expir.     Price   # of shares    Expir.
------      -----   -----------   ------     -----   -----------    ------


Feb 1992     0.35      571,428   Feb 1997     0.35      571,428    Feb 2000
Feb 1992     1.00    3,121,428   Feb 1997     0.75    2,341,071    Feb 2000
Feb 1992     1.50    3,142,857   Feb 1997     0.75    1,571,429    Feb 2000

Jun 1994     1.125     524,269   Jun 1999     0.75      524,269    Jun 1999
Jun 1994     1.50      524,269   Jun 1999     0.75      524,269    Jun 1999

Jun 1995     0.375     595,000   Jun 2000     0.375     595,000    Jun 2000
Jun 1995     0.50      595,000   Jun 2000     0.50      595,000    Jun 2000

Dec 1995     1.25      340,000   Dec 2000     0.75      340,000    Dec 2000

Feb 1997                                      0.75      217,759    Feb 2002
                       -------                          -------


Totals               9,414,251                        7,280,225



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                        SONEX RESEARCH, INC. FORM 8-K






                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






February 28, 1997


                                 SONEX RESEARCH, INC.
                                  (Registrant)



                                              George E. Ponticas
                                         ----------------------------
                                by:      George E. Ponticas
                                         Chief Financial Officer

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